Exhibit 99.2

II-VI INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On September 12, 2013, II-VI Incorporated (the “Company”) completed its acquisition of the Semiconductor Laser Business of Oclaro, Inc. (“Oclaro”). The Company acquired all of the outstanding shares of the capital stock of Oclaro Switzerland GmbH, a limited liability company formed under the laws of the Swiss Confederation, as well as certain assets of Oclaro used in the semiconductor laser business (collectively the “Business”). The transaction, valued at $114.3 million, consisted of $90.6 million in cash paid to Oclaro, net of cash acquired of $1.7 million, retention by Oclaro of $14.7 million in accounts receivable from the Business, $6.0 million subject to a holdback by II-VI for 15 months to address any post-closing adjustments or claims and $2.0 million subject to a potential post-closing working capital adjustment. For the purpose of these unaudited pro forma condensed combined financial statements, the acquisition is assumed to have occurred as of July 1, 2012 with respect to the Unaudited Pro Forma Condensed Combined Statement of Earnings and as of June 30, 2013 with respect to the Unaudited Pro Forma Condensed Combined Balance Sheet.

The pro forma adjustments related to the acquisition are based on a preliminary purchase price allocation in accordance with Accounting Standards Codification (ASC) 805 “Business Combinations,” whereby the cost to acquire the Business was allocated to the assets acquired and liabilities assumed, based upon their estimated fair values. Actual adjustments will be based on the final purchase price, analyses of fair value of the identifiable tangible and intangible assets and liabilities, and estimates of the useful lives of tangible and intangible assets, which will be finalized after the Company completes its valuation and assessment process using all available data. The final purchase price allocation will be performed using estimated fair values as of the date of acquisition. Differences between the preliminary and final purchase price allocation could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the future results of operations and financial position of II-VI Incorporated and subsidiaries.

The unaudited pro forma condensed combined financial statements do not reflect the realization of any potential cost savings or any related integration costs. Although the Company believes that certain cost savings may result from the acquisition, there can be no assurance that these cost savings will be achieved. The historical combined financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition of the Business, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined results. Pro forma adjustments are based on preliminary estimates and assumptions.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only in accordance with Article 11 of SEC Regulation S-X and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized if the acquisition had been completed as of the dates indicated. As a result, the actual financial condition and results of the Company following the acquisition may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the Company’s financial condition or results of operations following the acquisition.

The financial information and accompanying notes should be read in conjunction with the historical consolidated financial statements and notes thereto of II-VI Incorporated contained in its Annual Report on Form 10-K for the year ended June 30, 2013 filed with the Securities and Exchange Commission on August 28, 2013, as well as the audited combined abbreviated financial statements of the Business included in this Form 8-K/A.

II-VI INCORPORATED

PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2013

UNAUDITED ($000)

	Historical			Pro Forma
	II-VI Incorporated	Semiconductor Laser Business of Oclaro, Inc.	Notes	Adjustments	Combined
Assets
Current Assets
Cash and cash equivalents	$185,433	$1,205	A	$(92,286)	$196,402
			B	102,050
Accounts receivable, net	107,173	79		—	107,252
Inventories	141,859	23,762	E	2,507	168,128
Deferred income taxes	10,794	—		—	10,794
Prepaid and refundable income taxes	4,543	—		—	4,543
Prepaid and other current assets	11,342	1,294		—	12,636

Total Current Assets	461,144	26,340		12,271	499,755

Property, plant & equipment, net	170,672	12,749	C	15,043	198,464
Goodwill	123,352	—	A	100,286	163,056
			C	(15,043)
			D	(32,053)
			E	(2,507)
			F	13,463
			G	(24,442)
Other intangible assets, net	86,701	540	D	32,053	119,294
Investment	11,203	—		—	11,203
Deferred income taxes	2,696	2,283		—	4,979
Other assets	8,034	—	B	950	8,984

Total Assets	$863,802	$41,912		$100,021	$1,005,735

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	23,617	2,315	H	3,424	29,356
Accrued compensation and benefits	28,315	1,717		—	30,032
Accrued income taxes	7,697	2,938		—	10,635
Deferred income taxes	110	—		—	110
Other accrued liabilities	34,695	2,133	A	2,000	38,828
Current maturities of long-term debt	—	—	B	20,000	20,000

Total Current Liabilities	94,434	9,103		25,424	128,961

Long-term debt	114,036	—	B	83,000	197,036
Deferred income taxes	4,095	—	F	13,463	17,558
Other liabilities	15,129	8,367	A	6,000	29,496

Total Liabilities	227,694	17,470		127,887	373,051

Common stock	194,284	—		—	194,284
Accumulated other comprehensive income	15,600	—		—	15,600
Retained earnings	482,878	24,442	G	(24,442)	479,454
			H	(3,424)

	692,762	24,442		(27,866)	689,338
Treasury stock, at cost	(56,654)	—		—	(56,654)

Total Shareholders’ Equity	636,108	24,442		(27,866)	632,684

Total Liabilities and Shareholders’ Equity	$863,802	$41,912		$100,021	$1,005,735

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these financial statements.

II-VI INCORPORATED

PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

FOR THE YEAR ENDED JUNE 30, 2013

UNAUDITED ($000 except per share data)

	Historical			Pro Forma
	II-VI Incorporated	Semiconductor Laser Business of Oclaro, Inc.	Notes	Adjustments	Combined

Total Revenues	$558,396	$87,496		$—	$645,892

Costs, Expenses and Other Expense (Income)
Cost of goods sold	360,830	72,264	J	2,708	435,802
Internal research and development	22,689	9,171		—	31,860
Selling, general and administrative	110,175	7,579	J	301	121,314
			K	3,259
Interest expense	1,160	—	I	2,060	3,220
Other expense (income), net	(7,155)	(87)	L	190	(7,052)

Total Costs, Expenses and other Expense (Income)	487,699	88,927		8,518	585,144

Earnings (Loss) Before Income Taxes	70,697	(1,431)		(8,518)	60,748

Income taxes (benefit)	18,766	—	M	(2,470)	16,296

Net Earnings (Loss)	51,931	(1,431)		(6,048)	44,452
Less: Net Earnings Attributable to Noncontrolling interests	1,118	—		—	1,118

Net Earnings(Loss) Attributable to II-VI Incorporated Attributable to II-VI Incorporated	$50,813	$(1,431)		$(6,048)	$43,334

Net Earnings Attributable to II-VI Incorporated – Basic	$0.81				$0.69
Net Earnings Attributable to II-VI Incorporated – Diluted	$0.80				$0.68

Weighted-average common shares outstanding – Basic	62,411				62,411
Weighted-average common shares outstanding – Diluted	63,884				63,884

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these financial statements.

II-VI INCORPORATED AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS UNAUDITED

(1) Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of II-VI Incorporated (“II-VI”) and the Semiconductor Laser Business of Oclaro, Inc. (“the Business”) after giving effect to the acquisition of the Business and the assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The Company acquired all of the outstanding shares of Oclaro Switzerland GmbH and certain assets of Oclaro, Inc. used in the semiconductor laser business and the transaction was completed on September 12, 2013. The accompanying unaudited condensed combined balance sheet assumes the acquisition of the Business occurred on June 30, 2013.

(2) Purchase Price Allocation

II-VI acquired all of the outstanding shares of Oclaro Switzerland GmbH, a limited liability company formed under the laws of the Swiss Confederation as well as certain additional assets of Oclaro, Inc. used in the semiconductor laser business. Under the terms of the agreement the transaction was valued at $114.7 million, consisted of $90.6 million, net of cash acquired of $1.7 million, a $6.0 million subject to a holdback by the Company for 15 months to address any post-closing adjustments or claims and $2.0 million holdback amount for potential post-closing working capital adjustments.

The purchase price is summarized as follows ($000):

Cash paid, net of cash acquired	$90,601
Holdback- post-closing adjustment	6,000
Holdback-working capital adjustment	2,000

Total estimated purchase price	$98,601

For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on an estimate of the fair value of assets acquired and liabilities assumed ($000):

Assets
Inventories	$27,214
Prepaid and other current assets	1,006
Deferred income taxes	2,376
Property, plant & equipment	28,068
Intangible assets	32,593
Goodwill	39,041

Total assets acquired	$130,298

Liabilities
Accounts payable	$2,214
Accrued income taxes	2,714
Deferred income taxes	13,467
Other accrued liabilities	13,302

Total liabilities assumed	$31,697

Net assets acquired	$98,601

II-VI INCORPORATED AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

UNAUDITED

(3) Pro Forma Adjustments

The following describes the pro forma adjustments made to the accompanying unaudited pro forma condensed combined financial statements:

Balance Sheet Adjustments

A.	To record the consideration for the acquisition of the Business.

B.	To record the long-term debt borrowings and deferred financing costs used to finance the acquisition of the Business.

C.	To record the preliminary estimates of the fair value of property, plant & equipment over the historical basis.

D.	To record the preliminary estimates of the fair value of other identifiable intangible assets over the historical basis.

E.	To record adjustment to write-up inventory to a fair market estimate.

F.	To record an estimated deferred income tax liability related to the fair market value adjustments of property, plant & equipment, other identifiable intangible assets and finished goods inventory.

G.	To eliminate historical equity of the Business.

H.	To record non-recurring transaction expenses associated with the acquisition of the Business.

Statement of Earnings Adjustments

I.	To record interest expense for the fiscal year based upon the amounts financed for the acquisition.

J.	To record an estimated increase in depreciation expense related to the estimated fair value of property, plant & equipment over an estimated average life of 5 years. Estimated depreciation expense was allocated 90% to cost of goods sold and 10% to selling, general and administration.

K.	To record an estimated increase in amortization expense related to the estimated fair value of certain other identifiable intangible assets acquired from the acquisition, primarily consisting of customer lists and technology amortized over an estimated average life of 10 years.

L.	To record one-year of expense relating to the deferred financing costs incurred with the long-term debt borrowings.

M.	To record income tax expense (benefit) of the pro-forma adjustments based upon statutory rates in effect during the period presented.